Exhibit 99.1

Parsons Reports Fourth Quarter and Full Year 2020 Results

Q4 2020 Highlights

•	Revenue of $964 million, includes $45 million of adverse impact from COVID-19
•	Net income of $22 million and margin of 2.2%; adjusted EBITDA of $90 million and margin of 9.4%
•	Cash flow from operating activities of $176 million
•	Book-to-bill ratio of 1.1x for Q4 2020 and on a trailing 12-month basis
•	Closed Braxton acquisition; accelerates growth and expands margins in high-priority space market
•	Recognized by Forbes as one of the world's best employers and by Ethisphere as one of the world’s most ethical companies

Fiscal year 2020 Highlights

•	Revenue of $3.9 billion, includes approximately $197 million of adverse impact from COVID-19
•	Net income of $99 million and margin of 2.5%
•	Adjusted EBITDA of $343 million and margin of 8.7%
•	Cash flow from operating activities of $289 million
•	Commitment to technology innovation and delivering a better world drives new contract wins and ESG recognition

CENTREVILLE, VA – February 24, 2021, Parsons Corporation (NYSE: PSN) today announced financial results for the fourth quarter and year ended December 31, 2020.

CEO Commentary

“We delivered robust cash flow and margins, along with a healthy book-to-bill ratio in the fourth quarter. We also generated strong full-year results in the midst of a global pandemic, setting new corporate records for cash flow, adjusted EBITDA, and adjusted EBITDA margin,” said Chuck Harrington, chairman and chief executive officer of Parsons Corporation.

“We will continue to build and leverage our strong balance sheet and cash flow to drive growth and differentiation through investments in our people, technology, and M&A. We are excited about our outlook and believe our strategy and portfolio are closely aligned with the Biden Administration’s national defense, infrastructure, and environmental priorities. We look forward to providing a more detailed update on our strategy and outlook during our upcoming investor day.”

Fourth Quarter 2020 Results

Total revenue for the fourth quarter of 2020 decreased by $73 million, or 7%, from the prior year period to $964 million. This decrease was primarily driven by $45 million of contract work impacted by the COVID-19 pandemic and lower pass-through revenue. Operating income increased 71% to $42 million primarily due to lower indirect, general and administrative (IG&A) expenses and increased net contract profitability. Net income increased to $22 million and net income margin increased to 2.2% from the prior year period. These increases were primarily driven by the items noted above. Diluted earnings per share (EPS) attributable to Parsons was $0.21 in the fourth quarter of 2020, compared to $0.14 in the prior year period.

Adjusted EBITDA including noncontrolling interests for the fourth quarter of 2020 was $90 million, a 3% increase over the prior year period. Adjusted EBITDA margin increased 90 basis points to 9.4%. Fourth quarter 2020

Exhibit 99.1

adjusted EBITDA was impacted by an $11 million write-down on an unconsolidated joint venture Critical Infrastructure project

Adjusted EPS increased to $0.51, compared to $0.48 in the fourth quarter of 2019.

Fiscal Year 2020 Results

Total revenue of $3.9 billion for fiscal year 2020 decreased by $36 million, or 1% from the prior year period. This decrease was driven by approximately $197 million of contract work that was impacted by COVID-19. Operating income increased $86 million in fiscal year 2020 primarily due to lower IG&A costs. Net income decreased 18% from fiscal year 2019 to $99 million, and net income margin decreased 50 basis points to 2.5%. Diluted earnings per share (EPS) attributable to Parsons decreased to $0.97 due to income tax benefits realized in fiscal year 2019 associated with the establishment of $94 million of deferred tax assets resulting from Parsons’ conversion from an S-Corporation to a C-Corporation.

Adjusted EBITDA including noncontrolling interests for fiscal year 2020 increased 5% over the prior year period to $343 million. Adjusted EBITDA margin increased 50 basis points to 8.7% due to higher margins in the critical infrastructure segment.

Adjusted EPS decreased to $1.90, compared to $2.04 in fiscal year 2019.

Information about the company's use of non-GAAP financial information is provided on page nine and in the non-GAAP reconciliation tables included herein.

Segment Results

Federal Solutions Segment

	Three Months Ended		Growth		Fiscal Year Ended		Growth
	December 31, 2020	December 31, 2019	Dollars/ Percent	Percent	December 31, 2020	December 31, 2019	Dollars/ Percent	Percent
Revenue	$453,973	$500,423	$(46,450)	-9%	$1,911,910	$1,887,907	$24,003	1%
Adjusted EBITDA	$42,249	$42,563	$(314)	-1%	$167,650	$169,542	$(1,892)	-1%
Adjusted EBITDA margin	9.3%	8.5%	0.8%	9%	8.8%	9.0%	-0.2%	-2%

Fourth quarter 2020 revenue decreased $46 million, or 9%, compared to the prior year period primarily due to approximately $32 million of contract work impacted by COVID-19, lower pass-through revenue and contract transitions, offset by $10 million of acquisition revenue.

Fourth quarter 2020 Federal Solutions Adjusted EBITDA including noncontrolling interests decreased by $0.3 million, or 1%, compared to the prior year period. Adjusted EBITDA margin increased 80 basis points to 9.3% from the fourth quarter of 2019. Adjusted EBITDA was relatively flat with the prior year period and the increase in adjusted EBITDA margin was driven by increased contract profitability.

Fiscal year 2020 revenue increased $24 million, or 1%, compared to the prior year period. The increase was driven by $28 million from acquisitions, offset by approximately $120 million of contract work impacted by COVID-19.

Fiscal year 2020 Federal Solutions Adjusted EBITDA including noncontrolling interests decreased by $2 million, or 1%, compared to fiscal year 2019. Adjusted EBITDA margin decreased to 8.8%, or by 20 basis points from fiscal year 2019. The decreases were driven by higher indirect, general and administrative costs, primarily as a result of increased allocations and public company costs.

Exhibit 99.1

Critical Infrastructure Segment

	Three Months Ended		Growth		Fiscal Year Ended		Growth
	December 31, 2020	December 31, 2019	Dollars/ Percent	Percent	December 31, 2020	December 31, 2019	Dollars/ Percent	Percent
Revenue	$510,285	$536,965	$(26,680)	-5%	$2,007,036	$2,066,905	$(59,869)	-3%
Adjusted EBITDA	$47,914	$45,265	$2,649	6%	$174,971	$155,505	$19,466	13%
Adjusted EBITDA margin	9.4%	8.4%	1.0%	11%	8.7%	7.5%	1.2%	16%

Fourth quarter 2020 Critical Infrastructure revenue decreased $27 million, or 5%, compared to the prior year period. The decrease was primarily driven by approximately $13 million of contract work impacted by COVID-19 and lower volume on contracts with pass-through revenue.

Fourth quarter 2020 Adjusted EBITDA including noncontrolling interests increased by $3 million, or 6%, compared to the prior year period. Adjusted EBITDA margin increased 100 basis points to 9.4%. These increases were primarily driven by increased contract profitability, offset by an $11 million write-down on an unconsolidated joint venture project.

Fiscal year 2020 Critical Infrastructure revenue decreased $60 million, or 3%, compared to the prior year period. The decrease was driven by approximately $77 million of contract work that was impacted by COVID-19.

Fiscal year 2020 Adjusted EBITDA including noncontrolling interests increased by $19 million, or 13%, compared to fiscal year 2019. Adjusted EBITDA margin increased by 120 basis points to 8.7% from fiscal year 2019. The increases were driven primarily by increased contract profitability, offset by a $15 million write-down on an unconsolidated joint venture project.

Fourth Quarter 2020 Key Performance Indicators

•	Book-to-bill ratio (fourth quarter): 1.1x on net bookings of $1.1 billion. Book-to-bill ratio (trailing twelve-months): 1.1x on net bookings of $4.2 billion.
•	Total backlog: $8 billion, a 0.8% increase from the fourth quarter of 2019 and a 4.1% increase from the third quarter of 2020.
•

Cash flow from operating activities: Fourth quarter 2020 cash flow of $176 million. For fiscal year 2020, cash flow from operating activities was $289 million compared to $220 million in fiscal year 2019.

•

Net Debt: Cash and cash equivalents were $484 million and total debt was $590 million. The company’s pro forma net debt to trailing twelve-month adjusted EBITDA leverage ratio at the end of the fourth quarter of 2020 was 0.3x. The company defines net debt as total debt less cash and cash equivalents.

Fourth Quarter 2020 Significant Contract Wins

Parsons continues to win large single-award and multiple-award contracts in both the Federal Solutions and Critical Infrastructure markets.

•	As part of a 50-50 joint venture company, Parsons was selected by the City of Edmonton, Alberta (Canada) to design and build the $1.2 billion Valley Line West Light Rail Transit project.
•

One of four awardees on a $2 billion ceiling multiple-award IDIQ COVID-19 contract by the Department of Homeland Security to provide flexible, innovative testing solutions designed to keep DHS employees safe and reduce the risk of disease spread. The offerings will be flexible point-of-care or laboratory-based solutions that support screening capabilities.

•	Awarded an $80 million contract with a classified space customer.

Exhibit 99.1

•

Awarded a $32 million contract by the San Bernardino County Transportation Authority (SBCTA) to support administration of a $4.3 billion program to improve transportation and traffic management programs in the county.

Recent Additional Corporate Highlights

Parsons continues to be recognized for its ethical business practice, win employee recognition awards, and deliver innovative projects that demonstrate strong program execution, commitment to customer success, and significant community benefits. The company also continues to build on its strong track record of acquiring and integrating leading-edge technology companies in high-growth markets that broaden its portfolio and customer footprint.

•	Appointed Carey Smith, president and chief operating officer, to Parsons’ board of directors.
•

Named by Ethisphere, a global leader in defining and advancing the standards of ethical business practices, as one of the 2021 World's Most Ethical Companies®. The company has been honored with this recognition for 12 consecutive years.

•	Forbes recognized Parsons as one of the World's Best Employers in 2020. Forbes partnered with market research firm Statista to compile their fourth-annual list of the World's Best Employers.
•	Announced that NJ TRANSIT completed the final deployment of its Positive Train Control system; an advanced, technological capability that increases the safety of rail transit and protects riders.
•

Recognized with a Gold Award for Infrastructure by the Canadian Council for Public-Private Partnerships. The award honors outstanding achievements in public-private partnerships (P3s) for Parsons' work on the Regina Bypass Project, which was the largest transportation infrastructure project in Saskatchewan's history. The award recognizes the project delivery team for effective risk allocation, reduced cost compared to a traditional procurement model and significant community benefits including improved safety.

•

Closed the Braxton Science & Technology Group, LLC acquisition in a deal valued at approximately $311 million ($267 million adjusted for the tax asset). The transaction is consistent with Parsons' strategy of acquiring high-growth defense and intelligence companies with software and hardware intellectual property that enhance its technology and transactional revenue growth and margin profile.

Fiscal Year 2021 Guidance

The table below summarizes the company’s fiscal year 2021 guidance.

Fiscal Year 2021 Guidance
Revenue	$3.85 billion - $4.05 billion
Adjusted EBITDA including non-controlling interest	$350 million - $375 million
Cash Flow from Operating Activities	$280 million - $310 million

Net income guidance is not presented as the company believes volatility associated with interest, taxes, depreciation, amortization and other matters affecting net income, including but not limited to one-time and nonrecurring events and impact of M&A, will preclude the company from providing accurate net income guidance for fiscal year 2021.

Conference Call Information

Parsons will host a conference call today, February 24, 2021, at 8:00 a.m. ET to discuss the financial results for its fourth quarter and fiscal year 2020.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at www.Parsons.com. Listeners may also access a slide presentation on the website, which summarizes

Exhibit 99.1

the company’s fourth quarter and fiscal year 2020 results. Listeners should go to the website 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing +1 866-987-6581 (domestic) or +1 602-563-8686 (international) and entering passcode 8827357.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through March 3, 2021 at +1 855-859-2056 (domestic) or +1 404-537-3406 (international) and entering passcode 8827357.

About Parsons Corporation

Parsons is a leading disruptive technology provider in the global defense, intelligence, and critical infrastructure markets, with capabilities across cybersecurity, missile defense, space, connected infrastructure, and smart cities. Please visit parsons.com, and follow us on LinkedIn and Facebook to learn how we're making an impact.

Forward-Looking Statements

This Earnings Release and materials included therewith contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance.  Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control.  Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events.  Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: the impact of COVID-19; any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local or foreign governments or agencies; any issues that damage our professional reputation; changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations and programs in a manner adverse to us; the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. government; our ability to compete effectively in the competitive  bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings including litigation, audits, reviews and investigations, which may result in material adverse judgments, settlements or other unfavorable outcomes.  These factors are not exhaustive and additional factors could adversely affect our business and financial performance.  For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors including under the caption “Risk Factors” in our Annual Report with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2020 on Form 10-K, filed on February 24, 2021, and our other filings with the Securities and Exchange Commission.

Exhibit 99.1

All forward-looking statements are based on currently available information and speak only as of the date on which they are made.  We assume no obligation to update any forward-looking statements made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Media:	Investor Relations:
Bryce McDevitt	Dave Spille
Parsons Corporation	Parsons Corporation
(703) 797-3001	(571) 655-8264
Bryce.McDevitt@Parsons.com	Dave.Spille@Parsons.com

Exhibit 99.1

PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Quarterly Data Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue	$964,258	$1,037,388	$3,918,946	$3,954,812
Direct cost of contracts	734,362	825,550	3,042,087	3,123,062
Equity in earnings of unconsolidated joint ventures	3,435	12,416	30,059	41,721
Indirect, general and administrative expenses	191,752	199,980	729,103	781,408
Operating income	41,579	24,274	177,815	92,063
Interest income	275	171	787	1,300
Interest expense	(7,300)	(4,152)	(20,956)	(23,729)
Other income (expense), net	1,851	(812)	3,767	(2,392)
Total other income (expense)	(5,174)	(4,793)	(16,402)	(24,821)
Income before income tax expense	36,405	19,481	161,413	67,242
Income tax (expense) benefit	(9,500)	2,823	(42,492)	69,886
Net income including noncontrolling interests	26,905	22,304	118,921	137,128
Net income attributable to noncontrolling interests	(5,294)	(8,582)	(20,380)	(16,594)
Net income attributable to Parsons Corporation	$21,611	$13,722	$98,541	$120,534
Earnings per share:
Basic	$0.21	$0.14	$0.98	$1.30
Diluted	$0.21	$0.14	$0.97	$1.30

Weighted average number shares used to compute basic and diluted EPS (Quarterly Data Unaudited) (in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Basic weighted average number of shares outstanding	101,291	99,742	100,848	92,419
Equity-based awards	472	342	357	334
Diluted weighted average number of shares outstanding	101,763	100,084	101,205	92,753

Exhibit 99.1

PARSONS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents (including $75,220 and $51,171 Cash of consolidated joint ventures)	$483,609	$182,688
Restricted cash and investments	3,606	12,686
Accounts receivable, net (including $190,643 and $166,355 Accounts receivable of consolidated joint ventures, net)	698,578	671,492
Contract assets (including $23,498 and $26,458 Contract assets of consolidated joint ventures)	576,568	575,089
Prepaid expenses and other current assets (including $3,045 and $11,182 Prepaid expenses and other current assets of consolidated joint ventures)	80,769	84,454
Total current assets	1,843,130	1,526,409

Property and equipment, net (including $2,629 and $2,945 Property and equipment of consolidated joint ventures, net)	121,027	122,751
Right of use assets, operating leases	210,398	233,415
Goodwill	1,261,978	1,047,425
Investments in and advances to unconsolidated joint ventures	68,975	68,620
Intangible assets, net	245,958	259,858
Deferred tax assets	130,200	130,401
Other noncurrent assets	56,038	61,489
Total assets	$3,937,704	$3,450,368

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable (including $97,810 and $85,869 Accounts payable of consolidated joint ventures)	$225,679	$216,613
Accrued expenses and other current liabilities (including $68,801 and $74,857 Accrued expenses and other current liabilities of consolidated joint ventures)	650,753	639,863
Contract liabilities (including $33,922 and $32,638 Contract liabilities of consolidated joint ventures)	201,864	230,681
Short-term lease liabilities, operating leases	54,133	49,994
Income taxes payable	4,980	7,231
Short-term debt	50,000	-
Total current liabilities	1,187,409	1,144,382
Long-term employee incentives	21,828	56,928
Long-term debt	539,998	249,353
Long-term lease liabilities, operating leases	182,467	203,624
Deferred tax liabilities	12,285	9,621
Other long-term liabilities	132,300	125,704
Total liabilities	2,076,287	1,789,612
Contingencies (Note 15)
Shareholders' equity:
Common stock, $1 par value; authorized 1,000,000,000 shares; 146,609,288 and 146,440,701 shares issued; 25,719,350 and 21,772,888 public shares outstanding; 76,641,312 and 78,896,806 ESOP shares outstanding	146,609	146,441
Treasury stock, 44,248,626 shares at cost	(899,328)	(934,240)
Additional paid-in capital	2,700,925	2,649,975
Accumulated deficit	(120,569)	(218,025)
Accumulated other comprehensive loss	(13,865)	(14,261)
Total Parsons Corporation shareholders' equity	1,813,772	1,629,890
Noncontrolling interests	47,645	30,866
Total shareholders' equity	1,861,417	1,660,756
Total liabilities and shareholders' equity	$3,937,704	$3,450,368

Exhibit 99.1

PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2020 and December 31, 2019

(in thousands)	2020	2019
Cash flows from operating activities
Net income including noncontrolling interests	$118,921	$137,128
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	127,980	125,700
Amortization of debt issue costs	1,356	973
Amortization of convertible notes discount	3,831	—
Loss on disposal of property and equipment	116	1,042
Provision for doubtful accounts	(1,503)	290
Deferred taxes	1,271	(123,338)
Foreign currency transaction gains and losses	(493)	4,472
Equity in earnings of unconsolidated joint ventures	(30,059)	(41,721)
Return on investments in unconsolidated joint ventures	41,457	51,077
Stock-based compensation	15,234	8,272
Contributions of treasury stock	55,327	53,644
Changes in assets and liabilities, net of acquisitions and newly consolidated joint ventures
Accounts receivable	(8,623)	(30,206)
Contract assets	9,243	(49,999)
Prepaid expenses and other assets	11,494	(22,110)
Accounts payable	1,494	(17,123)
Accrued expenses and other current liabilities	3,405	78,366
Contract liabilities	(29,674)	20,146
Income taxes	(3,080)	(5,421)
Other long-term liabilities	(28,536)	29,048
Net cash provided by operating activities	289,161	220,240

Cash flows from investing activities
Capital expenditures	(34,036)	(67,597)
Proceeds from sale of property and equipment	1,546	3,789
Payments for acquisitions, net of cash acquired	(302,894)	(494,826)
Investments in unconsolidated joint ventures	(11,038)	(24,579)
Return of investments in unconsolidated joint ventures	53	12,410
Net cash used in investing activities	(346,369)	(570,803)

Cash flows from financing activities
Proceeds from borrowings	212,900	597,200
Repayments of borrowings	(212,900)	(777,200)
Payments for debt costs and credit agreement	—	(286)
Proceeds from issuance of convertible notes	400,000	—
Payments for purchase of bond hedges	(54,968)	—
Proceeds from issuance of warrants	13,808	—
Transaction costs paid in connection with convertible notes issuance	(10,250)	—
Contributions by noncontrolling interests	2,215	10,093
Distributions to noncontrolling interests	(5,816)	(42,285)
Purchase of treasury stock	—	(6,272)
Taxes paid on vested stock	(1,149)	—
Proceeds from issuance of common stock	4,386	536,879
Dividend paid	—	(52,093)
Net cash provided by financing activities	348,226	266,036
Effect of exchange rate changes	823	(1,294)
Net increase (decrease) in cash, cash equivalents and restricted cash	291,841	(85,821)
Cash, cash equivalents and restricted cash
Beginning of year	195,374	281,195
End of year	$487,215	$195,374
Cash paid during the year for
Interest	$14,207	$23,254
Income taxes (net of refunds)	55,354	60,477

Exhibit 99.1

Contract Awards (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Federal Solutions	$388,748	$437,617	$2,175,221	$2,514,545
Critical Infrastructure	665,153	465,050	2,020,425	1,722,556
Total Awards	$1,053,901	$902,667	$4,195,646	$4,237,101

Backlog (in thousands):

	December 31, 2020	December 31, 2019
Federal Solutions:
Funded	$1,176,049	$1,153,041
Unfunded	4,009,156	3,882,289
Total Federal Solutions	5,185,205	5,035,330
Critical Infrastructure:
Funded	2,830,318	2,954,955
Unfunded	77,735	40,800
Total Critical Infrastructure	2,908,053	2,995,755
Total Backlog	$8,093,258	$8,031,085

Book-To-Bill Ratio:

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Federal Solutions	0.9	0.9	1.1	1.3
Critical Infrastructure	1.3	0.9	1.0	0.8
Overall	1.1	0.9	1.1	1.1

Non-GAAP Financial Information

The tables under "Parsons Corporation Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Parsons has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of Williams Electric, Polaris Alpha and  OGSystems, initial public offering transaction-related expenses, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, restructuring and related expenses, costs associated with mergers and acquisitions, software implementation costs, legal and settlement costs, and other costs considered to non-operational in nature . These items have been Adjusted because they are not considered core to the company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Parsons’s performance during the periods presented and the company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

Exhibit 99.1

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income attributable to Parsons Corporation	$21,611	$13,722	$98,541	$120,534
Interest expense, net	7,025	3,981	20,169	22,429
Income tax provision (benefit)	9,500	(2,823)	42,492	(69,886)
Depreciation and amortization (a)	32,538	33,008	127,980	125,700
Net income attributable to noncontrolling interests	5,294	8,582	20,380	16,594
Equity based compensation (b)	5,643	20,240	9,785	65,744
Transaction-related costs (c)	7,985	7,392	19,922	34,353
Restructuring (d)	718	544	2,193	3,424
Other (e)	(151)	3,182	1,159	6,155
Adjusted EBITDA	$90,163	$87,828	$342,621	$325,047

(a)

Depreciation and amortization for the three months and year ended December 31, 2020 is $27.4 million and $107.5 million, respectively in the Federal Solutions Segment and $5.1 million and $20.5 million, respectively in the Critical Infrastructure Segment.  Depreciation and amortization for the three months and year ended December 31, 2019 is $27.9 million and $103.0 million, respectively in the Federal Solutions Segment and $5.1 million and $22.7 million, respectively in the Critical Infrastructure Segment.

(b)	Reflects equity-based compensation costs primarily related to cash-settled awards.
(c)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(d)	Reflects costs associated with and related to our corporate restructuring initiatives.
(e)	Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.

PARSONS CORPORATION

Non-GAAP Financial Information

Computation of Adjusted EBITDA Attributable to Noncontrolling Interests

(in thousands)

(in thousands)	Three months ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Federal Solutions Adjusted EBITDA attributable to Parsons Corporation	$42,149	$42,442	$167,340	$169,100
Federal Solutions Adjusted EBITDA attributable to noncontrolling interests	100	121	310	442
Federal Solutions Adjusted EBITDA including noncontrolling interests	$42,249	$42,563	$167,650	$169,542

Critical Infrastructure Adjusted EBITDA attributable to Parsons Corporation	42,796	36,674	154,528	138,851
Critical Infrastructure Adjusted EBITDA attributable to noncontrolling interests	5,118	8,591	20,443	16,654
Critical Infrastructure Adjusted EBITDA including noncontrolling interests	$47,914	$45,265	$174,971	$155,505

Total Adjusted EBITDA including noncontrolling interests	$90,163	$87,828	$342,621	$325,047

Exhibit 99.1

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income Attributable to Parsons Corporation to Adjusted Net Income Attributable to Parsons Corporation

(in thousands, except per share information)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income attributable to Parsons Corporation	$21,611	$13,722	$98,541	$120,534
Deferred tax asset recognition (a)	3,160	(8,206)	3,897	(93,878)
Acquisition related intangible asset amortization	22,116	23,820	87,823	88,258
Equity based compensation (b)	5,643	20,240	9,785	65,744
Transaction-related costs (c)	7,985	7,392	19,922	34,353
Restructuring (d)	718	544	2,193	3,424
Other (e)	(151)	3,182	1,159	6,155
Tax effect on adjustments	(9,241)	(12,299)	(31,492)	(35,390)
Adjusted net income attributable to Parsons Corporation	51,841	48,395	191,828	189,200
Adjusted earnings per share:
Weighted-average number of basic shares outstanding	101,291	99,742	100,848	92,419
Weighted-average number of diluted shares outstanding (f)	101,763	100,084	101,205	92,753
Adjusted net income attributable to Parsons Corporation per basic share	$0.51	$0.49	$1.90	$2.05
Adjusted net income attributable to Parsons Corporation per diluted share	$0.51	$0.48	$1.90	$2.04

(a)	Reflects the reversal of a deferred tax asset as a result of the company converting from an S-Corporation to a C-Corporation.
(b)	Reflects equity-based compensation costs primarily related to cash-settled awards.
(c)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(d)	Reflects costs associated with and related to our corporate restructuring initiatives
(e)	Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.
(f)	Excludes dilutive effect of convertible senior notes due to bond hedge.